Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form F-3 of Gold Royalty Corp. of our report dated March 27, 2024 relating to the consolidated financial statements of Gold Royalty Corp. which appears in Gold Royalty Corp.’s Annual Report on Form 20-F. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

July 8, 2024